UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 26, 2023
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 RDU Drive, Suite 200
Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 949-6268

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NHIQ*	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

* On May 24, 2023, the registrant's common stock was suspended from trading on the Nasdaq Global Select Market by The Nasdaq Stock Market LLC ("Nasdaq"). On May 24, 2023, the registrant's common stock began quoting on the OTC Pink maintained by the OTC Markets Group, Inc. under the symbol "NHIQ." Nasdaq notified the registrant that it would be filing a Form 25 with the Securities and Exchange Commission (the "SEC") to delist the registrant's common stock, par value $0.0001 per share (the "Common Stock"), from Nasdaq, which shall become effective 10 days after the Form 25 is filed pursuant to Rule 12d2-2(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the SEC postpones the delisting pursuant to Rule 12d2-2(d)(3) of the Exchange Act. Effective May 30, 2023, quotation of the registrant's Common Stock shall transfer to the OTCQB Venture Market and continue to trade under the symbol “NHIQ.”

Item 8.01	Other Events.
On May 26, 2023, OTC Markets Group, Inc. (“OTC”) announced that NantHealth, Inc. (the “Company”) has been approved for quotation on the OTCQB Venture Market (the “OTCQB”). The Company will begin trading on the OTCQB effective as of the opening of trading on Tuesday, May 30, 2023. The Company’s common stock will continue to trade under the ticker symbol “NHIQ.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	May 26, 2023	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer